Exhibit 99.2

First Quarter 2009 Results May 5, 2009 11:00 AM EST Dial In Number 800-895-0198Domestic 785-424-1053 International Conference ID: ALTRA Replay Number Through May 12, 2009 800-374-0934 Domestic 402-220-0680 International Conference ID: ALTRA

Safe Harbor Statement Forward Looking Statements All statements, other than statements of historical fact included in this release are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are based on financial data, market assumptions and business plans available only as of the time the statements are made, which may become out of date or incomplete. Forward-looking statements are inherently uncertain, and investors must recognize that events could differ significantly from our expectations. In addition to the risks and uncertainties noted in this release, there are certain factors that could cause actual results to differ materially from those anticipated by some of the statements made. These include: (1) competitive pressures, (2) changes in economic conditions in the U.S. and abroad and the cyclical nature of our markets, (3) loss of distributors, (4) the ability to develop new products and respond to customer needs, (5) risks associated with international operations, including currency risks, (6) accuracy of estimated forecasts of OEM customers and the impact of the current global economic environment on our customers, (7) fluctuations in the costs of raw materials used in our products, (8) product liability claims, (9) work stoppages and other labor issues, (10) changes in employment, environmental, tax and other laws and changes in the enforcement of laws, (11) loss of key management and other personnel, (12) changes in pension and retirement liabilities, (13) the ability to achieve business plans, including with respect to an uncertain economic environment, (14) the ability to successfully execute, manage and integrate key acquisitions and mergers,(15) failure to obtain or protect intellectual property rights, (16) risks associated with impairment of goodwill or intangibles assets, (17) failure of operating equipment or information technology infrastructure, (18) risks associated with our debt leverage and operating covenants under our debt instruments, (19) risks associated with the global recession and volatility and disruption in the global financial markets, (20) our ability to complete cost reduction actions and risks associated with such actions, and (21) other risks, uncertainties and other factors described in the company's quarterly reports on Form 10-Q and annual reports on Form 10-K and in the company's other filings with the U.S. Securities and Exchange Commission (SEC) or in materials incorporated therein by reference. Altra Holdings, Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise.

Summary Financial Results 1st Quarter: Operating cash flow nearly tripled to $11.6 million as compared to $3.9 million in the prior year first quarter Increased cash position $9.3 million, an increase of 17.9%, since year-end Decreased net working capital (accounts receivable + inventory - accounts payable) by $3.1 million since year-end Recurring income from operations decreased from $21.3 million to $11.1 Recurring EPS decreased from $0.37 to $0.12

$40 Million Cost Reduction Target Payroll Related Expenses Workforce reduction of approximately 564 positions or 16.2% since November 2008; Elimination of temporary employees and elimination of overtime; Reduced work schedules and unpaid time off for select locations; One week salary furlough for significant portion of domestic salaried employees Elimination of discretionary 401(k) contribution; Reduction of expected 2009 management bonuses; Temporary executive salary reduction Site Consolidations Up to 6 sites during the next 15 months; Cost $10 to $12 million and annual savings $6 to $7 million Procurement and Other Cost Reductions Professional services Travel & entertainment, marketing expenses, freight, consumables Board of Directors' fees Low cost country sourcing Commodity cost reductions (copper, oil based components, etc.) Productivity improvements through Lean/ABS

Business Environment Net sales decreased approximately 23.7% from $63.2 million to $124.5 million Pricing favorable by 220 bps Currency unfavorable by 520 bps Improved balance sheet and liquidity Market downturn is very broad based Continue strategic growth initiatives ISM PMI improved for 4th month in a row Distributor destocking expected to abate in 2nd half

1st Quarter 2009 Financial Highlights

1st Quarter 2009 Recurring Net Income

Balance Sheet Highlights

Liquidity Cash balance of over $61 million Significant operating cash flow of $11.6 million generated Revolver capacity of more than $20 million Covenant light debt No near-term financing needs 9% Notes not due until late 2011 and 11.25% notes not due until 2013 LIBOR based debt limited to $6 million Total variable rate debt limited to $11.3 million

2009E Outlook $460 - $500 Million in sales $0.25 - $0.45 Diluted earnings per share $6.0 - $8.0 Million in capital expenditures $20 - $22 Million in depreciation and amortization $25 - $26 Million in interest expense, net 38% Effective tax rate (previously 35%)

Discussion of Non-GAAP Measures As used in this news release and the accompanying slides posted on the Company's website, non-GAAP recurring diluted earnings per share, non-GAAP recurring income from operations and non-GAAP recurring net income are each calculated using either net income from continuing operations or income from continuing operations that excludes premiums and interest expense associated with the extinguishment of debt, other post employment benefit plan settlement gains, restructuring costs and inventory adjustments due to the economic downturn that management does not consider to be directly related to the Company's core operating performance. Non-GAAP recurring diluted earnings per share is calculated by dividing non-GAAP recurring net income by GAAP weighted average shares outstanding (diluted). Altra believes that the presentation of non-GAAP recurring net income, non-GAAP recurring income from operations and non-GAAP recurring diluted earnings per share provides important supplemental information to management and investors regarding financial and business trends relating to the Company's financial condition and results of operations.